Exhibit 10.13

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT, made and entered into as of December 31, 1999, by and between MAX Internet Communications, Inc., a Nevada corporation and MAXpc Technologies, Inc., a Texas corporation (together hereinafter referred to as the "Seller") and Clear Springs Investments Ltd., a British Virgin Islands corporation (hereinafter referred to as the "Buyer").

                              W I T N E S S E T H:

         WHEREAS, the Seller owns all of the outstanding quotas of MAX Internet Communications do Brasil, LTDA, a private limited liability company, (hereinafter referred to as the "Quotas"), a corporation formed under the laws of Brazil (hereinafter referred to as the "Company"); and

         WHEREAS, the Seller desires to sell the Quotas to Buyer and Buyer desires to purchase the Quotas on the terms and subject to the conditions set forth herein;

         NOW THEREFORE, in consideration of the premises and the mutual covenants set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto do hereby agree as follows:

                                       I.

                           PURCHASE AND SALE OF QUOTAS

         SECTION 1.01 Purchase and Sale of Quotas. Subject to the terms and conditions set forth herein, effective the date on which all transactions described herein are completed and closed (the "Closing Date") Seller shall sell to the Buyer, and the Buyer shall purchase from Seller the Quotas. Seller shall transfer all of its right, title, and interest in and to the Quotas being conveyed by it to Buyer free and clear of any lien, security interest, or other encumbrance of any nature and free of any claim by any person or entity to or against the Quotas.

         SECTION 1.02 Purchase Price. The purchase price of the Quotas (hereinafter referred to as the "Purchase Price") shall be the sum of BRL 600,000 and the other provisions and terms contained herein. The purchase price shall be payable from Buyer to Seller in three installments by wire transfer, the first installment of BRL 200,000 within 60 days of the effective date of this agreement, the second installment of BRL 200,000 within 30 days of the payment of the first installment, and the third installment of BRL 200,000 within 30 days of payment of the second installment.

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                                       II.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to, and agrees with, the Buyer as follows:

         SECTION 2.01 Authority. Seller is duly authorized and possesses all necessary corporate power to effect the sale hereby.

         SECTION 2.02 OTHER THAN THE FOREGOING, THE QUOTAS SOLD HEREUNDER BY SELLER ARE PROVIDED "AS IS" WITH NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, ANY WARRANTIES OR CONDITIONS AS TO THE COMPANY, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OF ANY THIRD PARTY RIGHTS OR FITNESS FOR A PARTICULAR PURPOSE. EACH PARTY AGREES THAT THIS OWNERSHIP OF THE QUOTAS SHALL BE ENTIRELY AT BUYER'S OWN RISK. SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, OR PROVIDES BUYER WITH ANY INDEMNIFICATION, WITH RESPECT TO QUOTAS OR ANY ASSETS PURCHASED BY BUYER UNDER THIS AGREEMENT.

                                      III.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to, and agrees with, the Sellers as follows:

         SECTION 3.01  Investment Representations

     (a) The Quotas to be acquired by Buyer will be acquired by Buyer for investment for Buyer's own account, not as a nominee or agent for any person, and not with a view to the sale or distribution of all or any part thereof.

     (b) The Buyer understands that the Quotas may not be sold or offered for sale within the United States of America or to any "U.S. persons" as defined by U.S. federal securities laws.


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     SECTION 3.02 Brokers. Buyer has not made any agreement or arrangement which would result in any broker, finder, agent or other person or entity having any claim for any fee, commission, or payment against any Seller in connection with the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 3.03 Authorization, etc. Buyer has the power, authority, and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly executed and delivered by Buyer.

     SECTION 3.04 No Consent Required. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental or public body or authority is required for Buyer to execute and deliver this Agreement and perform its obligations hereunder.

     SECTION 3.05 Liabilities. Buyer acknowledges that upon the purchase of the Quotas, the Company will continue to be liable for all of its obligations, whether fixed, accrued or contingent, whether existing or arising in the future, and that Seller will have no further liability for any such obligation of the Company, except as provided in this Agreement.

                                       IV.

                                 INDEMNIFICATION

     SECTION 4.01 Buyer's Claims. The Seller shall indemnify and hold harmless Buyer, its successors and assigns, and their respective officers, directors, employees, shareholders, agents, and affiliates against any and all damages, claims, losses, liabilities, and expenses actually incurred by Buyer, including, without limitation, legal, accounting, and other expenses, which may arise out of (i) any breach of any of the representations or warranties made in this Agreement by the Seller, or (ii) any claims against Buyer from a stockholder of Seller or other party (other than a creditor of the Company seeking to enforce a debt owed by the Company) challenging the validity or legality of this Agreement. Such indemnification obligation shall survive the Closing.

     SECTION 4.02 Seller's Claim. Buyer shall indemnify and hold harmless Seller and its assigns, agents, and affiliates against any and all damages, claims, losses, liabilities and expenses, including without limitation, legal accounting, and other expenses actually incurred by Seller, which may arise out of any breach of any of the representations or warranties made in this Agreement by Buyer, and for any liabilities or obligations of the Company arising hereafter.



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                                       V.

                                OTHER AGREEMENTS

     SECTION 5.01 Future Assistance. Each party hereto shall assist the others in fulfilling the intent and purposes of this Agreement and shall take all such further action as shall be reasonably necessary to effectively convey the business of the Company to Buyer, have access to all books, records and data regarding the Company, and allow for the timely reporting of the transaction to all governmental and taxing authorities. Concurrently with the consummation of the transactions contemplated by this Agreement, Seller shall deliver to Buyer all books and records, including financial records, related to the Company.

     SECTION 5.02 Tax Matters. Seller will file all tax returns required to be filed by the Company related to periods ending at or prior to the date of consummation of the transactions contemplated by this Agreement.

     SECTION 5.03 Intercompany Payable. All intercompany payables from the Company to Seller, all of which are set forth on attached Schedule 5.04, shall be payable from the Company to Seller in the manner described in Section 5.05.

     SECTION 5.04 Pending Transactions. As of the Closing, there are two major transactions and several smaller transactions in progress for the sale of Seller's products to customers of the Company. These consist of:

          1. Sale of 20,000 MAX i.c.Live 3600R cards and Fong Kai Cameras (together a "Kit") to the Government of Brasil, of which 8,000 Kits are to be delivered by February 18, 2000 and paid for upon delivery, and 12,000 kits to be delivered by March 31, 2000 and paid for upon delivery.

          2.   Sale of approximately 2,500 Kits to other customers.

The first amounts collected on these sales shall be applied to the intercompany payables described on Schedule 5.03.

In addition, a sale of 6,000 Kits to Igen-Parti Solutions will be paid for directly to Seller from the customer on or before February 15, 2000. Seller will pay the Company 10% of the net profit realized by Seller on this sale. In addition, the Seller will bear up the first USD1,000,000 of tariffs and duties resulting from such sale.

         SECTION 5.05 Future Transactions. From the date of Closing, the Company shall be appointed a distributor for the Seller pursuant to the terms of the Distributor Agreement attached as Exhibit A. Prices charged to the Company by the Seller shall be those in effect for other distributors of the Seller.

     SECTION 5.06 Microtec. Sales of products to Microtec shall be described in the Distributor Agreement.


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                                       VI.

                                  MISCELLANEOUS

     SECTION 6.01 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, and the Seller shall not charge any such expenses to the Company.

     SECTION 6.02 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the sale and delivery of the Quotas pursuant hereto.

     SECTION 6.03 Certain Rules of Interpretation. Any information disclosed in any schedule attached hereto or any certificate furnished in connection herewith shall be deemed disclosed wherever otherwise required, and for all purposes, under this Agreement, whether or not specific reference was made thereto. Inclusion of any information in a schedule or exhibit shall not be deemed an admission as to the materiality of such information or otherwise alter or affect the provisions of the representation or warranty to which the schedule or exhibit relates.

     SECTION 6.04 Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     SECTION 6.05 Notices. All notices, requests, consents, or other communications hereunder shall be in writing and shall be delivered personally or by courier or mailed by first class registered or certified mail, postage prepaid, in either case addressed as follows:

         (a)      if to the Buyer

                           Clear Springs Investments Ltd.

                           ------------------------------

                           ------------------------------

         (b)      if to the Seller

                           MAX Internet Communications, Inc.
                           8115 Preston Road
                           Suite 800 - East
                           Dallas, Texas 75225
                           Attention:  Donald G. McLellan

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. Any such communication shall be deemed given when actually delivered to the address indicated.

     SECTION 6.06 LAW GOVERNING. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF BRAZIL.

     SECTION 6.07 Entire Agreement. This Agreement, along with the Schedules and Exhibits attached hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing.


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     SECTION  6.08  Counterparts.   This  Agreement,  including  all  agreements
executed and delivered hereunder, may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 6.09 Time. Time is of the essence of this Agreement.

     IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement or caused
this   Agreement   to  be  executed  on  its  behalf  by  its  duly   authorized
representative, as of the day and year first above written.

                                          SELLER:

                                          MAX INTERNET COMMUNICATIONS, INC.

                                          By: __________________________________
                                                   Donald G. McLellan, President

                                          MAXPC TECHNOLOGIES, INC.

                                          By: __________________________________
                                                   Donald G. McLellan, President



                                          BUYER:

                                          CLEAR SPRINGS INVESTMENTS LTD.


                                          By:___________________________________
                                          Name: Carlos Lima-Freitas
                                          Title: by Power of Attorney
                                          From Disney Thompson, Director





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